SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) August 20, 1998
                                                        ---------------


                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



     Texas                         0-17150                       76-0147579
--------------------------------------------------------------------------------
(State or other jurisdiction)    (Commission                   (IRS Employer
      of incorporation           File Number)               Identification No.)



265 Franklin Street, Boston, Massachusetts                            02110
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code (617) 439-8118
                                                   --------------


            (Former name or address, if changed since last report)

                                    FORM 8-K
                                 CURRENT REPORT

                   PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

ITEM 2 - Disposition of Assets

   The Lakes at South Coast Apartments, Costa Mesa, California

   Disposition Date - August 20, 1998

      On August 20, 1998, The Lakes Joint Venture, a joint venture in which PaineWebber Development Partners Four, Ltd. ("the Partnership") has an interest, sold the property known as The Lakes at South Coast Apartments located in Costa Mesa, California, to an unrelated third party, Casden Lakes LP, a Delaware limited partnership, for $114,000,000. The Partnership received net proceeds of approximately $25,942,000 after deducting sale closing costs of $2,530,000, property proration adjustments of $2,195,000, the assumption of the first mortgage principal balance of $75,600,000 and the payment of approximately $7,733,000 in subordinated debt that was related to the September 26, 1991 refinancing and modification of the original first mortgage debt.

      As reported in the Partnership's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, management believed that the extremely strong Orange County, California apartment market in which The Lakes is located, combined with the existence of aggressive apartment buyers having access to an abundant supply of low cost capital and seeking investment opportunities, as well as the low interest rates on The Lakes' secured debt obligations and the dramatic increases in rental rates and operating efficiencies, created value in the Lakes that might not persist if any one or all of the favorable conditions were to change. Management further believed that the dramatic rental rate increases in the Orange County market over the past eighteen months might also be an indication that the market was approaching its peak. In light of the above factors and the impending expiration, on December 15, 1998, of the letter of credit that guaranteed and secured the principal and interest payments of The Lakes' secured debt, management believed that this was an opportune time to sell property.

      In connection with the sale, the Partnership also received approximately $2,136,000 as its share of the property's working capital and escrows held in connection with the debt. The total proceeds received by the Partnership of approximately $28,078,000 will be included in a special capital distribution of $28,109,700, or $675.00 per original $1,000 investment, to be paid on September 9, 1998 to unitholders of record as of August 20, 1998.

      With the sale of The Lakes, the Partnership now has one remaining real estate investment, the Harbour Pointe Apartments. This property has been actively marketed for sale and on August 12, 1998, a purchase and sale agreement was signed with a prospective buyer. If a transaction closes by November 15, 1998 as expected, the Partnership will mail a Special Report by December 1, 1998, which is expected to include a special capital distribution of approximately $70.00 per original $1,000 investment. This would allow for the completion of a liquidation of the Partnership by December 31, 1998. A Final Report notifying Limited Partners of the Partnership's liquidation is then expected to be sent to the Limited Partners by December 15, 1998. However, since the sale of the Harbour Pointe property remains contingent upon, among other things, satisfactory completion of the buyer's due diligence and formal approval by a number of third parties of the assumption of the tax-exempt bonds secured by Harbour Pointe, there are no assurances that the sale of the final asset and the liquidation of the Partnership will be completed as planned.

ITEM 7 - Financial Statements and Exhibits

   (a)   Financial Statements: None

   (b)   Exhibits:

   (1)Joint Escrow Instructions and Purchase and Sale Agreement by and between The Lakes Joint Venture and Casden Properties, dated May 22, 1998.

                                    FORM 8-K

                                 CURRENT REPORT

                   PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.

   (2)First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement by and between The Lakes Joint Venture and Casden Properties dated May 22, 1998.

   (3)Assignment and Assumption Agreement by and among The Lakes Joint Venture, Casden Lakes LP, the County of Orange, California, Casden Properties Operating Partnership, L.P., a California corporation and U.S. Bank Trust National Association dated August 10, 1998.

  (4) Grant Deed acknowledged by The Lakes Joint Venture to Casden Lakes LP dated August 19, 1998

  (5) Bill of Sale by The Lakes Joint Venture in favor of Casden Lakes LP, dated August 20, 1998.

  (6) Assignment and Assumption of Leases and Security Deposits between The Lakes Joint Venture and Casden Properties, dated August 20, 1998

   (7)Assignment and Assumption of Contracts, Licenses, Guaranties, Warranties, Intangible Property and Utility Deposits between The Lakes Joint Venture and Casden Lakes LP, dated August 20, 1998

   (8)Certificate of Ownership by and among The Lakes Joint Venture, the County of Orange, California, Casden Lakes LP, Casden Properties Operating Partnership, L.P., and U S. Bank Trust National Association dated August 20, 1998

   (9)Seller's Settlement Statement between The Lakes Joint Venture and Casden Lakes LP, dated August 20, 1998

                                    FORM 8-K

                                 CURRENT REPORT

                 PAINEWEBBER DEVELOPMENT PARTNERS FOUR, LTD.




                                   SIGNATURES



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           PAINEWEBBER DEVELOPMENT
                             PARTNERS FOUR, LTD.
                             -------------------
                                 (Registrant)




                            By: /s/ Walter V. Arnold
                                --------------------
                                Walter V. Arnold
                                Senior Vice President and
                                Chief Financial Officer







Date:  September 4, 1998

                            JOINT ESCROW INSTRUCTIONS
                                       AND
                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                       THE LAKES JOINT VENTURE ("SELLER")
                                       AND
                           CASDEN PROPERTIES ("BUYER")

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1 - DEFINITIONS......................................................1

ARTICLE 2 - PURCHASE AND SALE................................................2

ARTICLE 3 - ESCROW INSTRUCTIONS;
      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS...................................2

ARTICLE 4 - PRECLOSING OPERATION.............................................6

ARTICLE 5 - ACCESS, INSPECTION, DILIGENCE....................................8

ARTICLE 6 - TITLE, SURVEY, CONDITIONS, REPRESENTATIONS
      AND ASSIGNMENT OF CLAIMS..............................................12

ARTICLE 7 - CLOSE OF ESCROW.................................................15

ARTICLE 8 - CASUALTY AND CONDEMNATION.......................................18

ARTICLE 9 - BROKERAGE COMMISSIONS...........................................19

ARTICLE 10 - DEFAULT, TERMINATION AND REMEDIES..............................19

ARTICLE 11 - MISCELLANEOUS..................................................21

ARTICLE 12 - IRS FORM 1099-S DESIGNATION....................................24

SCHEDULE A       Description of the Real Property
SCHEDULE B       Description of Personal  Property and Intangible  Property
SCHEDULE C       Rent Roll
SCHEDULE D       1099  Designation  Agreement
SCHEDULE E       Description of the Appliance  Program
SCHEDULE F       Painting  Contract
SCHEDULE G       Contract  regarding Wells
SCHEDULE 5.1(a)  List of Information  Delivered or Available
EXHIBIT A        Form of Grant Deed
EXHIBIT B        Form of Bill of Sale
EXHIBIT C        Form of  Assignment  of Leases
EXHIBIT D        Form of Assignment of Contracts

                        Joint Escrow Instructions and
                          Purchase and Sale Agreement


      This Joint Escrow Instructions and Purchase and Sale Agreement (this "Agreement") is entered into as of the 22 day of May, 1998 by and between Seller and Buyer, upon the following terms and conditions:


                            ARTICLE 1 - DEFINITIONS

      References in this Agreement to the following terms shall have the following meanings:

BUYER:                  Casden Properties, a California General partnership,
-----                   or its Assignee as permitted under Section 11.1

SELLER:                 THE LAKES JOINT VENTURE, a California general
------                  partnership

PROPERTY:               The Real Property constituting the Lakes at South
--------                Coast Apartments, Costa Mesa, California

REAL PROPERTY:          The land and the buildings, structures, improvements,
-------------           fixtures, operating permits, rights of way,
                        easements, entitlements, privileges and appurtenances thereto, appliances and machines (except any tenants' property or leased property) now located thereon and the rights appurtenant thereto, all as more particularly described in Schedule A attached hereto and, to the extent owned by Seller and assignable, equipment, computer equipment and software for rent roll and other tenant information used at the Property and Seller's interest in leased property

PERSONAL PROPERTY:      The personal and intangible property, if any,
-----------------       described in Schedule B attached hereto

PURCHASE PRICE:         One Hundred Fourteen Million Dollars ($114,000,000)
--------------

ESCROW HOLDER AND
TITLE COMPANY:          Commonwealth Land Title Insurance Company
--------------

                         ARTICLE 2 - PURCHASE AND SALE

      2.1 In consideration of the undertakings and mutual covenants of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Seller hereby agrees to sell and convey the Property to the Buyer or its nominee and the Buyer hereby agrees to buy, and pay the Purchase Price for, the Property on the terms and conditions contained herein.


                       ARTICLE 3 - ESCROW INSTRUCTIONS;
                     PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 The Purchase Price shall be as specified in Article 1 above and shall be paid on the Escrow Closing Date (as hereinafter defined) as follows:

                  (a) $75,600,000 or such lower amount to reflect the then outstanding principal balance under the Indenture Documents (as hereinafter defined) (the "Indenture Balance") by assuming Seller's obligations under (i) that certain Developer Note (the "Note") in the original principal amount of $75,600,000 dated as of September 1, 1991 from Seller payable to the order of the County of Orange, a legal subdivision and body corporate and politic of the State of California ("Orange County") (ii) that certain Loan Agreement dated as of September 1, 1991 by and among Seller, Orange County and Bankers Trust Company of California, National Association (the "Loan Agreement") (iii) that certain First Deed of Trust and Assignment of Rents and Fixture Filing from Seller to Stewart Title of California for the benefit of Orange County dated as of September 1, 1991 recorded in the official records of Orange County on September 26, 1991 as document 91-523544 (the "Deed of Trust) and (iv) all other documents executed in connection with the Note, the Loan Agreement and the Deed of Trust including, without limitation, the Regulatory Agreement (the "Regulatory Agreement") and other related documents executed in connection with the foregoing (collectively, with the Note, the Loan Agreement, the Deed of Trust and the Regulatory Agreement, the "Indenture Documents"); and

                  (b) an amount equal to the Purchase  Price less the  Indenture
            Balance by wire transfer of immediately available federal funds; provided, however, that the immediately available funds portion of the Purchase Price shall be subject to adjustment to reflect application of the Escrowed Amount and such other adjustments herein contained.

      3.2 Within two (2) business days after the execution of this Agreement upon the "Opening of Escrow" (as hereinafter defined), the Buyer shall deposit with the Escrow Holder the sum of One Million One Hundred Forty Thousand Dollars ($1,140,000) to be held in an interest bearing account (together with any earned interest the "Escrowed Amount") to secure the Buyer's obligations under this Agreement. Subject only to Buyer's right to receive a refund of the Escrowed Amount (i) on or before the Diligence Date in accordance with Section 5.3 and
Section 6.1, (ii) in connection with a casualty or condemnation event in accordance with Article 8, (iii) in accordance with Section 10.1, (iv) in the event the Agreement is terminated pursuant to Section 7.5 (a), or (v) in the event Seller terminates pursuant to Section 7.5(b) the Escrowed Amount shall be non-refundable to Buyer.

      3.3 Within two (2) business days following the execution of this Agreement, the parties shall open escrow with Escrow Holder (the "Opening of Escrow"). This Agreement, when deposited with Escrow Holder, shall constitute Escrow Holder's escrow instructions. The parties shall execute such further instructions as Escrow Holder may require in order to clarify its duties and responsibilities. The escrow instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly set forth therein. Buyer and Seller shall each pay one-half of the escrow fees, unless one party defaults, in which case the defaulting party shall pay all of the escrow fees.

      3.4 All real estate taxes, assessments, special taxes, special assessments and any other tax or assessment attributable to the Property through the Escrow Closing Date shall be prorated and adjusted as of the Escrow Closing Date. All penalties and interest for delinquent taxes and assessments shall be paid by Seller and shall not be prorated. If the tax statements for the fiscal year during which the Escrow Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Escrow Closing Date, with a further adjustment to be made after the Escrow Closing Date as soon as the tax figures are finalized. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods occurring prior to the applicable tax period in which the Close of Escrow occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Close of Escrow occurs shall be prorated as of the Escrow Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Escrow Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Escrow Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax  period  for which  the other  party is  responsible  are being  adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. Seller, in its existing proceeding, shall not reach any compromise which results in a shifting or deferral of taxes to the period Buyer is responsible for. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other. In no event shall any such proceeding be commenced by Seller following the Escrow Closing Date without Buyer's prior written consent; provided, however, that Seller shall be entitled to continue its existing proceeding.

      3.5 Prepaid of amounts under any Contracts (as hereinafter defined), which are assigned to Buyer at Close of Escrow shall be prorated and adjusted as of the Escrow Closing Date.

      3.6 At the Close of Escrow, Buyer will receive a credit to cover the cost of appliances not yet purchased under the appliance installation program which is more fully described on Schedule E attached hereto (i.e. the program to provide refrigerators, washers and dryers upon tenant turnover for additional rent). If, on Escrow Closing Date, there are more than 33 vacant apartment units (as determined on the unit count report prepared by the property management company and confirmed by Buyer's Director of Property Management), Seller shall receive a credit as a reduction of the Purchase Price, equal to an amount determined by multiplying the difference between the number of such vacant units and 33 by $1094.14.

      3.7 Buyer has been informed that the exterior of the Property is in the process of being repainted. At the Close of Escrow, the Buyer will also receive a credit equal to the cost of any unfinished exterior painting work. The cost will be calculated as of the Escrow Closing Date based on the amount remaining to be paid for the completion of the painting contemplated under the Seller's painting contract described on Schedule F attached hereto.

      3.8 Interest, escrow accounts, reserves and other charges or credits under the Indenture Documents not otherwise apportioned pursuant to Section 3.1(c) shall be prorated and adjusted as of the Escrow Closing Date.

      3.9 The Seller shall cause all meters for electricity, gas, water, sewer or other utility usage at the Property to be read on the Escrow Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Escrow Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Escrow Closing Date based on the most recent bills therefor. The Seller shall provide notice to the Buyer within five (5) days of the Escrow Closing Date setting forth (i) whether utility meters will be read as of the Escrow Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Escrow Closing Date. If the meters cannot be read as of the Escrow Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Escrow Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Escrow Closing Date as soon as the actual charges for such utilities are available.

      3.10 Collected rents for the then current period; security deposits which have not been previously applied by Seller, to the extent in Seller's possession or control; prepaid rentals; collected or prepaid promotional charges; collected or prepaid service charges; and all other collected or prepaid incidental expenses and charges paid by tenants shall be apportioned and full value shall be adjusted as of the Escrow Closing Date, and the net amount thereof, if in favor of Seller, shall be credited to Seller at Closing of Escrow, or if in favor of Buyer, shall be credited to Buyer at Close of Escrow. Notwithstanding anything to the contrary set forth above, but without duplication, Buyer shall receive a credit (a) for security deposits paid by tenants to Seller which have not been previously applied by Seller, and (b) for rents received by Seller and which are attributable to periods after the Closing Date. From and after Close of Escrow all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits (to the extent which Buyer was credited therefor at Close of Escrow) to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain and/or receive a credit for any utility deposits and any deposits for third parties under any of the Contracts (as hereinafter defined).

            3.10.1 Seller shall have no right to collect past due rent or others due from tenants after the Close of Escrow. With respect to any delinquent rents collected by Buyer during the first six months following the Close of Escrow, such rents shall be first applied to current rental obligations, and once current rental obligations are satisfied, Buyer shall deliver to Seller such rentals, net of the reasonable out-of-pocket third party cost of collection, received by Buyer from tenants who owed rent attributable to rental periods other than rents adjusted pursuant to
      Section 3.10 above. Buyer shall have no affirmative obligation to collect such delinquent rents but shall during such six month period include such delinquent amounts on their regular billing correspondence.

            3.10.2 In the event, on the Escrow Closing Date, the precise figures necessary for any of the foregoing adjustments are not capable of determination, then, at Buyer's option, those adjustments shall be made either (i) on the basis of good faith estimates of Seller and Buyer using currently available information, and final adjustments shall be made promptly after precise figures are determined or available or (ii) when all information for all final adjustments are determined or available.

      3.11 At the Close of Escrow, the Seller shall pay the amount due for (a) one-half (1/2) of any state or county transfer tax (or any tax substituted therefor, i.e. the documentary transfer tax) imposed in connection with the consummation of the transaction contemplated hereby and any local tax, (b) recording charges to record any documents to clear title; (c) that portion of the cost of the Title Policy that would be charged for a basic CLTA owner's policy; (d) Seller's attorneys' fees; (e) all leasing commissions due or to become due pursuant to any lease of any part of the Property or any renewal or extension right thereof in existence on the date hereof whether or not exercised; (f) the actual third party cost of Buyer's termite inspection (up to a maximum of $10,000); and (g) one-half (1/2 of the amount of bonuses, if any, paid by Buyer to property management personnel to assure proper management during the pendency of this Agreement (up to a maximum contribution by Seller of $25,000).

      3.12 At the Close of Escrow, the Buyer shall pay for (a) one-half (1/2) of any state or county transfer tax (or any tax substituted therefor, i.e. the documentary transfer tax) imposed in connection with the consummation of the transaction contemplated hereby and any local tax or mortgage tax; (b) recording charges to record the grant deed; (c) survey charges for updating the Survey, if updating is required by Buyer; (d) any and all title insurance premiums and charges that exceed the amount charged by the Title Company for a basic CLTA owner's policy; (e) any fees or charges incurred in connection with the assumption of Seller's obligations under the Indenture Documents; and (f) Buyer's attorney's fees and all costs related to the Buyer's due diligence.

      3.13 The provisions of this Article 3 shall survive the Close of Escrow.


                       ARTICLE 4 - PRECLOSING OPERATION

      4.1 A rent roll (the "Rent Roll") containing a list of all current occupants of the Property is attached hereto as Schedule C. Upon execution of this Agreement, Seller shall deliver to Buyer operating statements and rent rolls for the months of January, February, March and April, 1998 and the annual operating statement for 1997, certified to be true and correct to the best of Seller's knowledge together with copies of applicable bank statements showing all deposits or revenues for the Property for the same periods of time. The operating statements to be delivered shall show all income, expenses and capital expenditures made during the applicable periods and the rent rolls shall show
(a) the name and address of each tenant; (b) the commencement and expiration dates of each lease; (c) the amount of rent and/or other charges billed to and collected from each tenant for the applicable periods of time and the totals of the same; (d) for each tenant the amount (if any) of delinquent rent or other charges billed which remain unpaid, and the total of the same; (e) the amount of any security deposit or prepaid rent; and (f) any extension options or rights of first refusal. Monthly updated rent rolls and operating statements also shall be delivered to Buyer promptly after they are prepared, through the month of the Closing. In addition, Seller shall deliver to Buyer the weekly rent reports for the Property showing the occupancy, leasing activity and notices to vacate promptly after such reports are prepared by or for Seller from the date hereof through the Closing. The leases listed on the Rent Roll, together with leases entered into pursuant to this Article 4 are collectively referred to herein as the "Leases."

      4.2 Seller shall not, after the date hereof; (i) enter into any new Leases or materially amend or terminate any existing Leases, except in the same manner in which leasing matters have been heretofore conducted, (ii) enter into or modify any service contracts, operating agreements, or easement agreements,
(iii) alter the zoning classification of the Property, (iv) materially alter any of the Real Property, or (v) terminate any operating permits without the written consent of Buyer in any such instance, which consent shall not be unreasonably withheld or delayed. If Buyer does not notify Seller in writing of its consent within five (5) days after written notice thereof from Seller, Buyer shall be deemed to have denied its consent to such requested action. Buyer shall specify its reasons for denying consent upon request of Seller.

      4.3 At all times prior to Close of Escrow, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted and (b) to insure the Property substantially as currently insured. Seller shall cause any apartment units which are vacated at least fifteen (15) days prior to the Escrow Closing Date to be put in rental ready condition on or before the Escrow Closing Date in accordance with Seller's current practices, which includes cleaning the apartment, cleaning or replacing carpet as necessary, painting, if necessary, putting the plumbing and HVAC in working order, if necessary, and if appliances have not been replaced under the appliance replacement program, replacing appliances. Buyer may inspect such vacated units within two (2) days prior to the Close of Escrow to assure compliance with the terms and conditions hereof.

      4.4 Simultaneously with the execution of this Agreement, Seller shall (i) provide copies to Buyer of all service, supply, equipment rental, management and leasing contracts (collectively, the "Contracts") affecting the Property which Seller has in its possession and (ii) instruct the third party property manager to make any other files, documents and information relating to the operation of the Property available to Buyer for its review and copying during normal business hours at the Property. Buyer shall, by written notice to Seller, on or before the expiration of the Diligence Date (as hereafter defined) identify any Contracts which it elects to have terminated and therefore will not assume; provided, however, that Buyer may not elect to terminate any Contracts which are not, by their terms, terminable or which require payment of a termination fee (unless Buyer agrees to pay such termination fee at Closing). Buyer shall be deemed to have elected to take an assignment of and assume any Contracts which are not identified as to be terminated.

      4.5 Simultaneously with the execution of this Agreement, Seller shall deliver to Buyer (i) either (a) copies of all leases and amendments or extensions thereto sufficient for Buyer to determine the date and amount of the last rent increase to each tenant or (b) a schedule which shows the amount and date of the last rent increase to each tenant and (ii) a schedule of the number of move-ins and the number of move-outs, delinquent rents, if any, and the average number of units occupied during each month during calendar year 1997 and January, February, March and April, 1998.

      4.6 Seller shall, prior to the Closing, remove the two drums of unidentified liquid located near the emergency generator at the Real Property and take the action identified in the Contract listed on Schedule G attached hereto with respect to the monitoring wells located on the Real Property identified in the Environmental Site Assessment Report prepared by Dames and Moore.

      4.7 Seller shall, prior to the Closing, at its expense (i) cause the removal of hazardous waste material and (ii) remediate termite infestation, if any, which is identified by Buyer in writing to Seller prior to the Diligence Date as either hazardous waste material which is required to be removed or infestation which is required to be remediated, as the case may be. Notwithstanding the foregoing, Seller may elect to give Buyer a credit against the Purchase Price in full satisfaction of its obligations under this Section
4.7. If Seller determines, in its reasonable discretion, that the cost of (i) such hazardous waste removal and/or (ii) such termite infestation remediation will exceed $100,000.00, Seller shall have the right to terminate this Agreement unless Buyer elects, at its option, to pay the amount in excess of $100,000.00.


                   ARTICLE 5 - ACCESS, INSPECTION, DILIGENCE

      5.1 Buyer has received all of the due diligence and related items listed on Schedule 5.1(a) attached hereto. Buyer has completed its diligence review of the Property and approves all diligence matters pertaining to Property except for the (a) items to be delivered to Buyer on execution of this Agreement as set forth in Sections 4.1, 4.4, 4.5 and 5.3, (b) the investigations of Buyer referred to in Section 5.2 and (c) the items listed on Schedule 5.1 (a) (the "Remaining Diligence Items").

      5.2 Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller to make reasonable (a) investigations regarding Remaining Diligence Items, and (b) soils, geologic, engineering, environmental and other tests or studies as Buyer may reasonably desire. Such entry, inspections, tests, and studies shall not damage the Real Property in any respect. Seller may require that during any such entry Buyer or its authorized agents or representatives be accompanied by Seller or its authorized agents or representatives. In addition, Buyer may make such investigations of the land use, zoning and other factors affecting the Real Property as Buyer deems necessary or desirable. Buyer shall keep the Property free and clear of any mechanic's or materialmen's liens arising out of any entry, inspection, test or study, and any entry by Buyer or its representatives shall be subject to, and conducted in accordance with, all applicable laws and the terms of any Leases so as to avoid any interference with the operations and occupancy of the Real Property and to avoid any disturbance of any of the tenants. Included in such investigation shall be the right of Buyer to walk through not less than 77 apartment units with a representative of Seller. In addition, Buyer shall have the right to meet with the applicable public agencies to gather information on the environmental condition of the Property, including the purpose of the monitoring wells located on the Property as disclosed in the Dames & Moore environmental report but shall not disclose any information regarding the Property to third parties, unless required by law to do so, without Seller's consent. Seller shall give adequate notice to the tenants of the Real Property that Buyer's termite inspector is scheduled to inspect the apartment units on May 26 and May 27, 1998.

      5.3 To the extent Seller has any documents, studies, or site analyses relating to the Remaining Diligence Items, including, without limitation, the TRC Environmental Consultants, Inc., Phase I Environmental Report dated May 30, 1991, Seller agrees to make the same available for review and copying at Buyer's expense by Buyer or its agents promptly after execution of this Agreement at the Property during normal business hours.

      Buyer acknowledges and agrees that any and all information, documents, surveys, studies and reports provided to Buyer are provided for informational purposes only and except as otherwise provided in this Agreement do not constitute representations or warranties of Seller of any kind.

      Buyer shall complete its review of the Remaining Diligence Items on or before 5:00 pm New York time on June 4, 1998 (the "Diligence Date"). In order to accommodate the Buyer's ability to conduct its due diligence during the abbreviated time period (i.e., from the date of execution of this Agreement to the Diligence Date), Seller agrees to request its management company to make available to Buyer and its representatives in person at the Real Property and by telephone during normal business hours, for the purpose of answering questions and providing information relating to the Real Property and the operations thereof, the personnel knowledgeable about such matters, including Keith Kimmel and Jan Surratt (while employees of the management company). Notwithstanding any other term or provision herein to the contrary, in the event that Buyer's review of the Remaining Diligence Items shall reveal any adverse matters with respect to such Remaining Diligence Items which are not acceptable to Buyer, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      Buyer has completed its review and approved the Indenture Documents. Buyer and/or its representatives shall meet with officials from the County of Orange to confirm that said county will not object to a transfer of the Real Property to Buyer and the Indenture Documents will remain unchanged upon transfer of Property to Buyer and delivery of a replacement letter of credit or credit facility satisfactory to said county (provided that Buyer shall be required to offer a letter of credit from a financial institution with a credit rating equal to or greater than Buyer's existing letter of credit). In the event Buyer has not received such confirmation on or before June 15, 1998, Buyer may elect, by written notice to Seller, received by Seller on or before such date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned, and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      Buyer acknowledges that it has had an opportunity to conduct diligence on the Property and is acquiring the Property in its current condition based on its diligence. Buyer further acknowledges that except as expressly contained in this Agreement neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property or the presence or absence of any hazardous materials on, in, under or within the Property or a portion thereof which survive closing hereunder. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE PURCHASER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ANY AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER (OR PURPORTED AGENT, EMPLOYEE OR OTHER REPRESENTATIVE OF THE SELLER) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION, OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PORTION OF THE PROPERTY (OR ANY PART THEREOF) OR THE PROPERTY INFORMATION. FURTHER, THE SELLER SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE "PROPERTY INFORMATION" PROVIDED UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE PURCHASER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS FROM THE SELLER OR ITS AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) IS DELIVERED TO THE PURCHASER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, EXCEPT AS
EXPRESSLY OTHERWISE PROVIDED IN THIS AGREEMENT AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD AS TO ANY OF THE PROPERTY (EXCEPT AS EXPRESSLY PROVIDED HEREIN); AND THAT THE PURCHASER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. The provisions of this paragraph shall survive Closing.

      5.4 Return of Documents. If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all documents, plans, surveys, contracts, Leases and the like delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement. In addition, Buyer shall promptly deliver to Seller copies of all materials obtained from third parties in connection with Buyer's diligence. Buyer's obligations under this Section 5.4 shall be deemed fulfilled if Buyer returns all documents, plans, surveys, contracts, Leases, materials and the like as provided in this Section 5.4 and provides a certificate certifying that all such materials have been returned.

      5.5 Confidentiality. Each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer and the Purchase Price is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the SEC or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement but shall terminate upon Close of Escrow. Buyer and Seller do not contemplate issuing a press release until after the expiration of the Inspection Period. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.6 Indemnity. If any inspection or test disturbs any of the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages including reasonable attorneys' fees incurred by Seller as a result of such entry or investigation by or on behalf of Buyer other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason. Buyer shall obtain, or arrange for its inspecting consultant to obtain, and keep in force, a policy of comprehensive general liability insurance (including coverage for bodily injury and property damage) on an occurrence basis with a combined single limit of $1,000,000, naming Seller as an additional insured. Buyer shall deliver evidence of such insurance to Seller prior to the conduct of Buyer's investigations under Section 5.1.

            ARTICLE 6 - TITLE, SURVEY, CONDITIONS, REPRESENTATIONS
                           AND ASSIGNMENT OF CLAIMS

      6.1 Seller has provided Buyer with copies of the most recent ALTA survey of the Real Property (the "Survey"), and Buyer has obtained a commitment ("Title Commitment") for an ALTA Owner's Extended Coverage Policy of Title Insurance (the "Title Policy") and has delivered a copy thereof to Seller. Buyer shall deliver to Seller on or before 5:00 pm New York time on May 28, 1998 a written list of title exceptions or survey matters ("Objections") which are reasonably objectionable to Buyer. On the Escrow Closing Date the Title Policy shall be issued to Buyer by the Title Company in the full amount of the Purchase Price.

      If Seller is unable or unwilling to agree to cure such objections on or before the Diligence Date, Buyer's sole remedy shall be to terminate this Agreement by giving written notice to Seller on or before the Diligence Date in which event this Agreement will terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). Buyer may not object to any exceptions for tenant's rights. Seller shall not be obligated to cure any objections. To enable Seller to convey, Seller may, at the Close of Escrow use the Purchase Price or any portion thereof to clear title; provided, that all instruments to clear title are either recorded simultaneously with the delivery of the deed or arrangements satisfactory to the Escrow Holder have been made for the delivery of such instruments. From and after the date hereof through the Escrow Closing Date Seller covenants and agrees not to voluntarily encumber the Property.

      6.2 On the Escrow Closing Date, the Seller shall convey by good and sufficient grant deed to the Buyer or to the Buyer's nominee, good and clear record and marketable fee simple title to all of the Real Property and the Improvements free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

                  (a) The lien, if any, for real estate taxes not yet due and payable;

                  (b) All matters listed of public record as of the effective date of Title Commitment which (i) have not been objected to and (ii) Seller is not obligated to cure and/or Seller has not agreed to cure, pursuant to Section 6.1 above;

                  (c) All Leases disclosed to Buyer in writing prior to the expiration of the Inspection Period;

                  (d) All zoning, building and other laws applicable to the Property; and

                  (e) All matters which arise after the effective date of the Title Commitment which are agreed upon or consented to by Buyer in writing.

                  (f)   The Indenture Documents.

      6.3 Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale, in each case Buyer and Seller shall be responsible for and indemnify the other with respect to its period of ownership. Nothing to the contrary contained herein shall alter the provisions of Article 3 with respect to prorations between Buyer and Seller.

      6.4 Lender. Promptly following the execution of this Agreement, Buyer shall apply and use diligent efforts to obtain any necessary consents under the Indenture Documents to the sale of the Property hereunder and the assumption of the Indenture Documents by Buyer, which consent Buyer shall obtain by the Diligence Date. It shall be a condition to Seller's obligations to close the transaction contemplated hereunder that Seller be released from all obligations under the Indenture Documents. Seller shall cooperate with Buyer in connection with Buyer's diligent efforts to seek Lender's consent hereunder. The terms of the assumption documents must be reasonably acceptable to Buyer and Seller.

      6.5   Representations and Warranties

            6.5.1 The Seller hereby represents and warrants to the Buyer to the best of its knowledge, which term shall be limited to the actual knowledge of Celia R. Deluga, Vice President of PaineWebber Properties Incorporated without due inquiry other than the inquiry of Keith Kimmel and Jan Surratt of Sares Regis, as of the date of this Agreement as follows:

                  (a) Organization and Power. The Seller is a general partnership validly existing under the laws of the State of California with all necessary legal power to enter into and, subject to approval of the limited partners of PaineWebber Development Partners Four, Ltd. and the consent of Orange County, to perform its obligations hereunder and under any document or instrument required hereunder to be executed and delivered on behalf of the Seller.

                  (b) Authorization and Execution. Subject to approval of the limited partners of PaineWebber Development Partners Four, Ltd. and the consent of Orange County, this agreement has been duly authorized by all necessary partnership action on the part of the Seller and has been duly executed and delivered on behalf of the Seller by a duly authorized general partner of the Seller. Subject to approval of the limited partners of PaineWebber Development Partners Four, Ltd. and the consent of Orange County, this Agreement has been duly executed and delivered by Seller, and (assuming valid execution and delivery by Buyer) is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

                  (c) Foreign Person. Seller is not a foreign person and is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue code of 1986, as amended.

                  (d) Written Notices. Seller has not received (i) any written notice from any governmental authority that eminent domain proceedings against the Property, or any portion thereof, are pending or threatened;
      (ii) any written notice of any pending or threatened litigation against Seller which would materially and adversely affect the Real Property;
      (iii) any written notice from any governmental authority that the Real Property are presently in violation of any applicable building or zoning laws, regulations, ordinances or orders; and (iv) any written notice from any governmental authority that Seller is required to undertake any remediation activity with respect to hazardous substances on Property.

                  (e) Defects.  Except as  disclosed in the Eckland  Consultants
      Property Condition Report or the independent roofing roof survey which have been delivered by Seller to Buyer or otherwise disclosed to Buyer in writing or discovered by Buyer in its diligence with respect to the Property, no material mechanical or structural defects exist in improvements which are a part of the Property.

                  (f)  Information.  Seller has made,  or prior to the Diligence
      Date will make, all information which it has regarding hazardous substances located on, in, or beneath the Property available to Buyer and Seller has no other information regarding the presence or absence of any such hazardous substances located on, in, or beneath the Property.

                  (g) Tenant's Claims. Within the last year, except as otherwise disclosed in the materials available at the Property for inspection, no tenant has made a written claim to Seller that there are other agreements to which it is entitled the benefit of other than the Lease with that tenant and no tenant has made a written claim to Seller that such tenant has a defense or offset to rent accruing after the Closing Date.

                  (h) Tenant's Association. No association of tenants, or anyone representing any of the tenants as a group, has made a written claim or demand to Seller that has not been disclosed by Seller to Buyer in writing.

            6.5.2 The Buyer hereby represents and warrants to the Seller as of the date of this Agreement as follows:

                  (a) Organization and Power. The Buyer is a general partnership organized, existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and perform the terms of this Agreement.

                  (b) Authorization and Execution. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby has been duly authorized by all necessary parties and no other proceedings on the part of Buyer are necessary in order to permit it to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Buyer and (assuming valid execution and delivery by Seller) is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

      6.6 The obligations of the Buyer and Seller to consummate the transaction contemplated by this Agreement are subject to the representations and warranties made by the other party to this Agreement being true and correct in all material respects on and as of the Escrow Closing Date with the same force and effect as though such representations and warranties had been made as of the Escrow Closing Date.


                          ARTICLE 7 - CLOSE OF ESCROW

      7.1 The consummation of the purchase and sale contemplated in this Agreement (the "Close of Escrow") shall occur at 8:00 a.m. (P.D.T.) [60 days from date of execution] (the "Escrow Closing Date"), unless such day is not a day on which the County Recorder's Office in the county where the Property is located is open for business, in which case, the Close of Escrow shall take place on the next day on which such registry is open. It is agreed that time is of the essence in this Agreement. The Escrow Closing Date may be extended by mutual written agreement of Buyer and Seller.

      7.2 On or before the Escrow Closing Date the Seller shall deliver or cause to be delivered each of the following items to the Escrow Holder:

                  (a) A duly executed and acknowledged grant deed as provided for in Section 6.2 substantially in the form of Exhibit A attached hereto conveying the Real Property and the Improvements to the Buyer;

                  (b) Two duly executed quitclaim bills of sale substantially in the form of Exhibit B attached hereto conveying the Personal Property to the Buyer (the "Bill of Sale");

                  (c) Two duly executed assignment and assumption of leases without recourse (the "Assignment of Leases") substantially in the form of Exhibit C attached hereto;

                  (d) Two duly executed assignment and assumption of contracts, licenses, guaranties, warranties, intangible property and to the extent there is a credit for utility deposits under Section 3.10, such utility deposits, in each case, without recourse (the "Assignment of Contracts") substantially in the form of Exhibit D attached hereto;

                  (e) Certificate or certificates of non-foreign status from the
            Seller;

                  (f) Two counterpart originals of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted (the "Closing Statement");

                  (g) Customary affidavits sufficient for the Title Company to delete any exceptions for mechanic's or materialmen's liens from the Buyer's title policy and such other affidavits relating to such title policy as the Title Company may reasonably request;

                  (h)  all  original   Leases,   service   contracts,   property
      management files and Tenant correspondence in each case, if in Seller's possession;

                  (i) keys to all locks which manager has in its possession;

                  (j) notice letters from Seller to tenants of the sale of the Property and assignment of the Leases, including notice of transfer of security deposit, transfer of claims made with regard to the security deposit, and transferee's name and address; and

                  (k) such other instruments as the Escrow Agent may reasonably request to effectuate the transaction contemplated by this Agreement.


      7.3 On or before the Escrow Closing Date the Buyer shall deliver or cause to be delivered at its expense each of the following to the Escrow Holder:

                  (a) The Purchase Price for the Property, as such Purchase Price may have been further adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to the Seller, in the manner provided for in Article 3;

                  (b)   Two duly executed Assignment of Leases;

                  (c)   Two duly executed Assignment of Contracts;

                  (d) Duly executed instruments evidencing all necessary consents required under the Indenture Documents (without material changes in the Indenture Documents, including, without limitation, changes which would reduce the amount of allowable rent for any apartment units in the Real Property) for (i) transfer of the Real Property to Buyer, (ii) replacing letter of credit, (iii) assumption by Buyer of all obligations under the Indenture Documents and (iv) the release of Seller for all obligations under the Indenture Documents;

                  (e) Such other instruments as the Escrow Agent may reasonably request to effectuate the transaction contemplated by this Agreement;

                  (f)   Two counterpart originals of the Closing Statement;
      and

                  (g) Evidence that the replacement letter of credit has been delivered to the trustee under the Bond Indenture.

      7.4 Upon the Close of Escrow, Escrow Holder shall promptly undertake the following in the manner indicated:

                  (a) Cause the grant deed and any assumptions, modifications or consents under the Indenture Documents to be recorded in the Official Records of Orange County.

                  (b) Disburse all funds deposited with Escrow Holder by Buyer towards payment of the Purchase Price as provided for in the Closing Statement.

                  (c) Deliver the title insurance policy to Buyer.

                  (d) Deliver one executed Bill of Sale, Assignment of Leases, Assignment of Contracts, Assignment of Claims and Closing Statement to each of Buyer and Seller.

                  (e) Deliver the certificate or certificates of non-foreign status from the Seller, the original tenant estoppel certificates as delivered by Seller, all Leases and Tenant correspondence as delivered by Seller, keys to all locks which manager has in its possession, and the notice letters from Seller to tenants.

                  (f)  Deliver  to both  Buyer  and  Seller  copies of all other
      documents   delivered  by  either  party  or  recorded  pursuant  to  this
      Agreement.

      7.5   Extension Rights

                  (a)  Buyer.  In the  event  Buyer  is  unable  to  obtain  the instruments referenced in Section 7.3(d) on or before the Escrow Closing Date and Buyer is diligently pursuing the same, the Escrow Closing Date shall be extended on a day-to-day basis until such instruments are obtained; provided, however that, except as provided in the next grammatical sentence, in no event shall the Escrow Closing Date be extended for a period of more than sixty (60) days (the "Outside County Consent Date"). Buyer may, on two occasions, extend the Outside County Consent Date for a period of up to thirty (30) days by written notice to Seller, each accompanied by an additional deposit of $250,000 (which payment shall be added to and become part of the Escrowed Amount); provided, that in each case, Buyer is diligently pursuing such consent, Orange County has not denied consent and Buyer has made available the letter of credit required in Section 5.3. Throughout the pendency of this Agreement, Buyer shall (i) diligently pursue consents required under the Indenture Documents and (ii) update Seller as to the status and discussions regarding consents required under the Indenture Documents. In the event, despite Buyer's diligent efforts and Buyer offering the letter of credit required under Section 5.3, Buyer is unable to obtain consent from Orange County on or before the Outside County Consent Date, Buyer shall have the right not to proceed with the acquisition, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

                  (b) Seller. In the event Seller is unable to receive the consent of the limited partners of PaineWebber Development Partners Four, Ltd. to the sale of the Property on or before the Escrow Closing Date, Seller shall have the right to extend the Escrow Closing Date to a date no later than July 8, 1998 (the "Outside Consent Date"). In the event Seller is unable to obtain such consent on or before the Outside Consent Date, Seller shall have the right not to proceed with this sale, in which event this Agreement shall terminate, the Escrowed Amount shall be returned to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).


                     ARTICLE 8 - CASUALTY AND CONDEMNATION

      8.1 If the Improvements are materially damaged or destroyed by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Escrow Closing Date, the Buyer shall have the following elections:

                  (a) to purchase the Real Property in its then condition and pay the Purchase Price, in which event the Seller shall pay over or assign to the Buyer as the case may be, on the Escrow Closing Date, all amounts recovered or recoverable by the Seller on account of any insurance as a result of such casualty plus the amount of any applicable deductible, less any amounts reasonably expended by the Seller for partial restoration; or

                  (b) if any portion of the Real Property suffers damage in excess of $1,000,000 from fire or other casualty, to terminate this Agreement by giving notice of termination to the Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Escrow Closing Date, whichever occurs first, in which event the Escrow Holder shall return the Escrowed Amount to the Buyer, this Agreement shall terminate and neither the Seller nor the Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 If any material portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies the Seller prior to the Escrow Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "Eminent Domain Taking"), the Seller shall give notice promptly to the Buyer of such event and the Buyer shall have the option to terminate this Agreement by providing notice to the Seller to such effect on or before the date which is ten (10) days from the Seller's notice to the Buyer of such Eminent Domain Taking or on the Escrow Closing Date, whichever occurs first, in which event the Escrow Holder shall return the Escrowed Amount to the Buyer, this Agreement shall terminate, and neither the Seller nor the Buyer shall have any recourse against the other. If the Buyer does not timely notify the Seller of its election to terminate this Agreement, the Buyer shall purchase the Property and pay the Purchase Price, and the Seller shall pay over or assign to the Buyer on delivery of the deed all awards recovered or recoverable by the Seller on account of such Eminent Domain Taking, less any amounts reasonably expended by the Seller in obtaining such award.


                       ARTICLE 9 - BROKERAGE COMMISSIONS

      The Buyer represents and warrants to the Seller that the Buyer has not dealt with, and is not obligated to pay any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than a finder's fee due to William Clark (the "Buyer's Agent") if the Closing occurs. Buyer shall be responsible for payment of any fees due to Buyer's Agent and Seller shall be responsible for any fees due to Seller's Agent, in each case, if the transactions contemplated herein are consummated. Seller represents and warrants to Buyer that Seller has not used or employed any broker or brokers in connection with the negotiation, execution or consummation of this transaction, other than Eastdil Realty Company, LLC ("Seller's Agent"). Buyer and Seller each hereby agree to indemnify, defend and hold the other harmless from and against any and all loss, costs, claims and expenses (including reasonable attorney's fees) which arise as a result of breach of the foregoing representation and warranty. The indemnification contained in this Article 9 shall survive Close of Escrow hereunder or termination hereof, as the case may be.


                ARTICLE 10 - DEFAULT, TERMINATION AND REMEDIES

      10.1 In the event that Buyer has satisfied all of its obligations hereunder and Seller shall have failed in any material respect adverse to the Buyer on the Escrow Closing Date to have performed or has otherwise breached any of the covenants and agreements contained in this Agreement which are to be performed by the Seller on or before the Escrow Closing Date, the Buyer shall have the following remedies: (i) the right to take any and all legal actions necessary to compel the Seller's specific performance hereunder (it being acknowledged that damages at law would be an inadequate remedy), and to consummate the transaction contemplated by this Agreement in accordance with the provisions of this Agreement (such conveyance shall be deemed to satisfy and waive any other remedy) or (ii) the right to terminate this Agreement and receive the Escrowed Amount whereupon this Agreement shall terminate without further recourse.

      10.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS NOT TERMINATED THIS AGREEMENT (A) ON OR BEFORE THE EXPIRATION OF THE DILIGENCE DATE OR (B) PURSUANT TO ITS RIGHT TO TERMINATE UNDER ANY OTHER PROVISION CONTAINED IN SECTION 5.3, OR PURSUANT TO SECTIONS 6.1, 8.1(b) OR 10.1 OF THIS AGREEMENT, AND IF THE SALE OF THE PROPERTY TO BUYER IS NOT CONSUMMATED DUE TO BUYER'S DEFAULT UNDER THE AGREEMENT, SELLER SHALL BE ENTITLED TO RETAIN THE ESCROWED AMOUNT AS SELLER'S LIQUIDATED DAMAGES AS ITS SOLE REMEDY. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S DEFAULT UNDER THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH BUYER'S DEFAULT AFTER THE EXPIRATION OF THE INSPECTION PERIOD, THE EXTENDED INSPECTION PERIOD, OR THE TITLE RESPONSE PERIOD, AS THE CASE MAY BE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT SELLER'S RIGHTS AND BUYER'S OBLIGATIONS UNDER SECTIONS 5.5 AND 6.6 AND ARTICLE 9 OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677.

SELLER'S INITIALS   CD..      BUYER'S INITIALS   MC
                    --                           --

            10.2.1......As  material  consideration to each party's agreement to the liquidated damages provisions stated in Section 10.2, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

                          ARTICLE 11 - MISCELLANEOUS

      11.1 The Buyer may only assign or transfer its rights under this Agreement to an entity owned, or controlled by Buyer or under common control with or controlling Buyer provided that (i) no such assignment shall relieve Buyer from its obligations hereunder, (ii) written notice thereof is given to Seller at least ten (10) business days prior to the Escrow Closing Date and (iii) such assignment does not effect the Buyer's consents being obtained from Orange County. The covenants and agreements contained in this Agreement shall extend to and be obligatory upon the permitted successors and assigns of the respective parties to this Agreement.

      11.2 Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given if (i) delivered by hand during regular business hours, (ii) telecopied during regular business hours with an original sent by regular mail,
(iii) sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iv) sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to the Seller or the Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Holder shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Holder.

(1)   If to Buyer:

            Casden Properties
            9090 Wilshire Boulevard
            Beverly Hills, California 90211
            Attn: Henry Casden and Linda Miller
            Fax No.: (310) 271-3270

            with a copy to:

            Manatt, Phelps & Phillips, LLP
            11355 West Olympic Boulevard
            Los Angeles, California 90064
            Attn: Robert M. Eller, Esq.
            Fax No.: (310) 312-4224

(2) If to Seller:

            The Lakes Joint Venture
            c/o PaineWebber Properties Incorporated
            265 Franklin Street - 16th Floor
            Boston, MA 02110
            Attn: Celia Deluga
            Fax No.: (617) 345-8725

            with a copy to:

            Goodwin, Procter and Hoar  LLP
            Exchange Place
            Boston, Massachusetts 02109
            Attn: Andrew C. Sucoff, Esq.
            Fax No.: (617) 227-8591

(3) If to the Escrow Holder:

            Commonwealth Land Title Insurance Company
            888 West 6th Street, 4th Floor
            Los Angeles, California 90017
            Attn:  Lee Mellen
            Fax No.: (213) 627-8722

      11.3 Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      11.4 The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      11.5 Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

      11.6 This Agreement may be amended only by a written instrument executed by the Seller and the Buyer (or Buyer's assignee or transferee).

      11.7 This Agreement embodies the entire agreement between the Seller and the Buyer with respect to the transaction contemplated in this Agreement, and there have been and are no covenants, representations, warranties or restrictions between the Seller and the Buyer with regard thereto other than those set forth or provided for in this Agreement. Any prior agreements are hereby terminated and superseded by this Agreement.

      11.8 This Agreement shall be construed under and in accordance with the laws of the State of California.

      11.9 This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both the Buyer and Seller are not signatory to the same counterpart.

      11.10 The Escrow Holder has executed this Agreement only for the purpose of agreeing to perform the duties assigned to it under this Agreement. The Escrow Holder shall deposit the Escrowed Amount in an interest bearing account. From the Opening of Escrow, the Escrow Holder shall, upon receiving a copy of a notice given by a party in accordance with this Agreement claiming entitlement to all or a portion of the Escrowed Amount, give a notice to the other party that such claim of entitlement has been made. The Escrow Holder shall not cause or permit any portion of the Escrowed Amount to be disbursed until the expiration of five (5) days of giving such notice whereupon, if the party to whom such notice was given has not given the Escrow Holder notice of its objection to a disbursement in accordance with the claim of entitlement, the Escrow Holder shall cause a disbursement of the Escrowed Amount as requested. If such party timely objects, however, the Escrow Holder shall retain the Escrowed Amount and not disburse any portion of the same unless directed by the mutual written direction of the parties. The Escrow Holder shall at all times disburse the Escrowed Amount as required in a mutual written direction of the parties. This Agreement shall terminate upon any such request from Buyer pursuant to Sections 5.3 and 6.1 and Article 8 above.

      11.11 In the event of any disagreement between the parties, the Escrow Holder shall retain all deposits pending instructions mutually agreed to by the Seller and Buyer. In the event there is no mutual agreement by Seller and Buyer for disbursements, the Escrow Holder shall hold said deposits pending a court order to disburse. The Escrow Holder may conclusively rely on the authenticity, validity and effectiveness of any writing delivered to it, and Escrow Holder shall not be obligated to make any investigation or determination, except as provided in the case of disputes as to the truth and accuracy of any information contained therein. Buyer and Seller agree to defend, indemnify and hold Escrow Holder harmless from any liabilities, suits, claims, or expenses arising from or out of or in connection with Escrow Holder's acts or failure to act hereunder, unless caused or created as a result of Escrow Holder's negligence, and Escrow Holder shall be entitled to reimbursement by Buyer and/or Seller for all reasonable costs and expenses incurred in the performance of its duties hereunder including, without limitation, all out-of-pocket expenses and reasonable attorneys fees of counsel retained by Escrow Holder. Any such costs and expenses not paid by the parties after billing and supporting documentation by Escrow Holder may be paid by Escrow Holder out of the Escrowed Amount. If there is a settlement by Buyer and Seller prior to a court order, the Buyer and Seller will share equally in the expenses incurred by the Escrow Holder. Otherwise, the non-prevailing party shall assume full responsibility for the Escrow Holder's expenses. Escrow Holder is not required to advance or expend or risk its own funds or otherwise incur personal liability in performance of its duties hereunder and it may require advancement of funds by the parties.

      11.12 Time is expressly declared to be of the essence of this Agreement.

      11.13 The obligations of Seller hereunder shall be binding only on the Property and neither the Buyer nor anyone claiming by, through or under the Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the officers, directors, shareholders, partners or agents of Seller or any of their successors. The obligations of Buyer hereunder shall be binding only on the assets of Buyer and neither the Seller nor anyone claiming by, through or under the Seller shall be entitled to obtain any judgment creating personal liability on the part of the partners, officers, shareholders, or agents of Buyer or any of their successors or any affiliated entities.

      11.14 No waiver of any provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      11.15 Each party, at the request of the other, shall execute, acknowledge (if appropriate) and deliver whatever additional documents, and do such other additional acts, as may be reasonably required (in each case, without additional liability and subject to reasonable approval of counsel) in order to accomplish the intent and purposes of this Agreement.


                   ARTICLE 12 - IRS FORM 1099-S DESIGNATION

      12.1 In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Schedule D at or prior to the Close of Escrow to designate the Escrow Holder (the "Designee") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Agreement, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

            IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    BUYER:

                                    CASDEN PROPERTIES, a California general
                                          partnership

                                    By:   The Casden Company, a California
                                            corporation

                                          Its:  General Partner


                                          By:   /s/ Henry C. Casden
                                                -------------------
                                                Name: Henry C. Casden
                                                Title: President

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    SELLER:

                                    THE LAKES JOINT VENTURE

                                    By:   PaineWebber Development Partners
                                          Four, Ltd., a General Partner

                                          By:   Fourth Development Fund,
                                                Inc., its general partner


                                                By:  /s/ Celia Deluga
                                                     ----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

                                    BY:   Development Partners, Inc.


                                                By:  /s/ Celia Deluga
                                                     ----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                 ESCROW HOLDER:

                                    COMMONWEALTH LAND TITLE INSURANCE COMPANY


                                    By:  /s/ Lee Mellen
                                         --------------
                                          Name:  Lee Mellen
                                          Title:  Escrow Manager, VP

                              FIRST AMENDMENT TO
                        JOINT ESCROW INSTRUCTIONS AND
                  PURCHASE AND SALE AGREEMENT BY AND BETWEEN
                      THE LAKES JOINT VENTURE ("SELLER")
                                     AND
                         CASDEN PROPERTIES ("BUYER")
                                    DATED
                                 MAY 22, 1998

          ---------------------------------------------------------


      THIS FIRST AMENDMENT ("FIRST AMENDMENT") is entered into this 4th day of June, 1998 by and between The Lakes Joint Venture, a California general partnership ("Seller") and Casden Properties, a California general partnership ("Buyer"), with reference to the following:

            A. On May 22, 1998 Seller and Buyer entered into that certain agreement ("Agreement") entitled Joint Escrow Instructions and Purchase and Sale Agreement relating to the sale and purchase of improved real property know as The Lakes at South Coast Apartments, Costa Mesa, California ("Real Property").

            B. Seller and Buyer now desire to amend the Agreement as more specifically set forth in this First Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, Seller and Buyer hereby agree that the Agreement is amended hereby as follows; all capitalized words and phrases shall have the same meaning as defined in the Agreement, except as otherwise stated herein:

      1. The following Sections are added to Article 4 of the Agreement:

            1.1 Seller shall cause its management company to leave the following documents and things in the management office at the Closing (to the extent such documents and things are currently in the possession of the management company):

                   (a)  complete resident lease files;
                   (b)  rent roll as of the date of Closing;
                   (c) resident security deposit listing by resident as of the date of Closing;
                   (d)  status report on all residents in process of eviction;
                   (e)  original Contracts;
                   (f) copies of the management company's employees' personnel files for only the employees Buyer's management company will retain, which shall contain, as a minimum as to each such employee, (i) hiring date, (ii) salary, and
                        (iii) actual title of the employee;
                   (g) original (or copies, if originals are not available) of all permits and licences for the operations conducted at the Real Property;
                   (h) site plans, as-built plans and specifications, architectural renderings, and all related information;
                   (i)  real estate tax bills;
                   (j) originals, or copies if originals not available, of warranties, equipment service manuals, and lien releases;
                   (k) current detailed vendor listing with federal I.D. numbers, addresses, and phone numbers, if available;
                   (l)  personal property inventory list; and
                   (m) keys and passcards to rental units, common areas and any other unit interiors.

            1.2 Seller shall terminate, at its expense, the property management agreement with its current management company, Sares-Regis, effective as of the Closing.

            1.3 Seller shall assign to Buyer on the Closing by a credit to the Purchase Price any retention which it holds under the painting contract attached as Schedule F. If the work is fully performed by the painter, Northcott-Williams, Inc. ("Northcott") prior to the Closing, Seller agrees it will not fund the retainage to Northcott unless Buyer has first inspected and approved the work completed. Part of the work that is required to be completed, although not a part of the written Contract with Northcott is the painting of the interior walkways of the Real Property. If the painting of the interior breezeway corridors is not completed by the Closing, then Seller shall either
(a) deliver to Buyer Northcott's written acknowledgment it will complete said work as a condition to receipt of its retainage from Buyer and at no increase in the contract amount, or (b) credit applied to the Purchase Price an amount equal to the bid price Buyer receives from a reputable painting company for the painting of said interior walkways. On or before June 8, 1998, Seller shall deliver to Buyer copies of all progress payment reports received by Seller to date that were prepared by Ravco Construction, Inc. that relate to the work of Northcott; and Seller shall deliver to Buyer upon receipt all future progress payment reports prepared by Ravco Construction, Inc. that relate to the work of Northcott.

            1.4 Seller shall instruct its management company to deliver to Buyer on or before June 8, the following additional items:

                   (a)  lien waiver and release from WM Sales Company, Inc.;
                   (b)  copy of the written agreement with apartments.com;
                   (c) a schedule of locations and dates of installations of all telephone installations by Pacific Bell;
                   (d) a copy of the reverse side of the agreement with Seacoast Security.

            1.5 Prior to the Closing, Seller shall cause to be performed the proper abandonment of the three (3) additional monitoring wells and nine (9) piezometers located on the Real Property and identified in the PEER Consultants, P.C. report dated May 26, 1998 a copy of which is attached hereto as Exhibit "A".

            1.6 From June 4, 1998 until the Closing, Buyer shall have the right to approve in a timely manner after written notice from Seller (a) any leases where the rental amount is less than those set forth on the rent schedule which Seller has delivered to Buyer, and (b) all move-in specials or concessions which are not included on the rent schedule which Seller has delivered to Buyer. Any such leases or concessions not disapproved by Buyer within three (3) business days after written request is received shall be deemed approved by Buyer. Seller shall cause Keith Kimmel to conduct weekly telephone calls until the Closing with Buyer's designee regarding leasing and occupancy issues and activities.

            1.7 Seller shall continue to expend the scheduled $5,600 monthly amount for advertising the rental opportunities at the Real Property, and Seller shall send to Buyer copies of the "tear" sheets and invoices for all advertising expenditures made from the date of the Agreement through the Closing.

            1.8 At the Closing, Buyer shall be entitled to a credit of Five Hundred Thirty Thousand Dollars ($530,000.00) for roofing replacement.

      2. The  following  subparagraphs  are  hereby  added to  Section  6.5.1 of
Article 6 of the Agreement:

            2.1 Maintenance Agreement Obligations. Seller has not, within the last 12 months, received written notice that it has not performed its maintenance and other obligations or that Seller is in default under the terms of the Declaration Establishing Easements and Maintenance Obligations dated August 31,1984 which is referred to in item 3. of the Title Commitment.

            2.2 No Condominium Sales. No condominium units have been sold or transferred, nor has Seller entered into any contract to sell, transfer or convey any of the condominium units (except for the Agreement) referred to in the Condominium Plan recorded March 12, 1998 and referred to in item 20. of the Title Commitment.

            2.3 Monitoring Wells. (i) The prior dispute relating to a soils compaction issue has been settled, and (ii) Seller is not aware of any soils or related structural or foundation problems that have developed at the Real Property since the settlement and dismissal of said litigation.

      3. The 4th paragraph of Section 5.3 of the Agreement is deleted in its entirety and replaced with the following:

            Buyer has completed its review and approved the Indenture Documents. Buyer and/or its representatives shall meet with officials from the County of Orange to confirm that said county will not object to a transfer of the Real Property to Buyer and the Indenture Documents will remain unchanged upon transfer of the Property to Buyer and delivery of a replacement letter of credit or credit facility satisfactory to said county (provided that Buyer shall be required to offer a letter of credit from a financial institution with a credit rating equal to or greater than Seller's existing letter of credit, which evidence may include a letter from Buyer's counsel confirming such creditworthiness). In the event Buyer has not received such confirmation on or before June 15, 1998, Buyer may elect, by written notice to Seller, received by Seller on or before such date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrowed Amount shall be returned, and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). Buyer shall deliver copies of all material submitted to the County of Orange with respect to such replacement letter of credit and the Indenture Documents during the pendency of this Agreement.

      4. Except as expressly modified by this First Amendment, all of the other terms, covenants and conditions contained in the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first set forth above.

                                    BUYER:

                                CASDEN PROPERTIES

                                    By: /s/ Henry C. Casden
                                        -------------------
                                         Name:  Henry C. Casden
                                         Title:  President


                                    SELLER:

                                    THE LAKES JOINT VENTURE

                                    By:   PaineWebber   Development   Partners
                                          Four, Ltd., a General Partner

                                          By:   Fourth    Development    Fund,
                                                Inc., its general partner

                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

                                    By:   Development Partners, Inc.

                                                By:  /s/ Celia Deluga
                                                     ----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
STRADLING YOCCA CARLSON & RAUTH
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
Attention:  Karen A. Ellis, Esq.


                      ASSIGNMENT AND ASSUMPTION AGREEMENT


      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assumption Agreement") is made and entered into as of the first day of August, 1998, by and among The Lakes Joint Venture, a California general partnership (the "Owner"), Casden Lakes LP, a Delaware limited partnership (the "New Owner"), the County of Orange, California (the "County"), Casden Properties Operating Partnership, L.P., a Delaware limited partnership (the "Casden Operating Partnership"), a California corporation and U.S. Bank Trust National Association, as successor trustee (the "Trustee") under the Indenture defined below with reference to the following:

A. The Owner is the owner of certain real property in the County known as "The Lakes Apartments" (the "Project") and as described in Exhibit A hereto.

B. The acquisition, development and construction of the Project and certain related amenities was refinanced by a loan (the "Developer Loan") made to the Owner from the proceeds of the County's $75,600,000 Variable Rate Demand Apartment Development Revenue Refunding Bonds, Issue A of 1991 (The Lakes) (the "Bonds"). The Bonds were issued pursuant to the terms of an Indenture of Trust dated as of September 1, 1991, between the County and the Trustee (the "Indenture"). The Bonds are secured by a letter of credit issued by Citibank, N.A. The New Owner intends to replace such letter of credit contemporaneously with the transfer of the Project with a letter of credit issued by The Chase Manhattan Bank, a New York banking corporation, in accordance with the provisions of the Indenture.

C. The New Owner desires to assume in full all the duties and obligations of the Owner under the following documents:

      1. Loan Agreement dated as of September 1, 1991, among the County, the Trustee and the Owner.

      2. Administration Agreement dated as of September 1, 1991, among the County, U.S. Bank Trust National Association, as Administrator, and the Owner (the "Administration Agreement").

      3.  Amended  and  Restated   Regulatory   Agreement  and   Declaration  of
Restrictive Covenants dated as of September 1, 1991 among the County, the Trustee and the Owner (the "Regulatory Agreement"), as recorded on September 26, 1991 as Document No.91-523543 of the Official Records of the County of Orange, California (the "Official Records").

      4. Developer Note dated as of September 1, 1991, from the Owner to the County and endorsed to the Trustee.

      5. First Deed of Trust and Assignment of Rents and Fixture Filing dated as of September 1, 1991, executed by the Owner for the benefit of the County, as recorded on September 26, 1991, as Document 91-523544 in the Official Records.

      6 Memorandum of Assignment of First Deed of Trust and Assignment of Rents and Fixture Filing dated as of September 1, 1991, executed by the County in favor of the Trustee and Citicorp Real Estate, Inc., as recorded on September 26, 1991, as Document 91-523545 in the Official Records.

      7. First Security Agreement dated as of September 1, 1991, executed by the Owner for the benefit of the County.

      8. Bond Pledge and Security Agreement dated as of September 1, 1991, among the Trustee, Citicorp Real Estate, Inc. and the Owner. (The documents referred to in paragraphs 1 through 8 above are hereafter referred to as the "Bond Documents").

D. The New Owner is acquiring the Project on the Effective Date (defined below) of this Agreement pursuant to a Joint Escrow Instructions and Purchase and Sale Agreement dated as of May 22, 1998 between the Owner and Casden Properties, as amended by that certain First Amendment to Joint Escrow Instructions and Purchase and Sale Agreement, dated as of May 22, 1998, by and between the Owner and Casden Properties (the "Purchase Agreement"), which Purchase Agreement has been assigned to the New Owner.

      NOW, THEREFORE, in consideration of the consent of the County to the transfer of the Project to the New Owner, the parties hereto hereby agree as follows:

      1.    Assumption of Bond Documents.

            1.1 The Owner hereby assigns to the New Owner all of its rights, duties and obligations under the Bond Documents, and, from and after the Effective Date, the New Owner unconditionally accepts and assumes all such rights, duties and obligations and agrees to perform all such obligations from and after the Effective Date in accordance with the terms of the Bond Documents.

            1.2 The New Owner hereby represents and warrants that the performance of the New Owner's obligations under the Bond Documents and compliance with the terms thereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any contract, lease, indenture, deposit agreement, mortgage, deed of trust or other agreement to which the New Owner is a party or by which it is bound.

            1.3 The New Owner acknowledges that it has received and reviewed copies of all of the Bond Documents, and all other documents, instruments and agreements related to the Bonds, and that it understands the provisions, contents and effect thereof. As provided in Section 2.2(i) of the Loan Agreement, the New Owner acknowledges that it has read and understands the provisions of the Indenture and agrees to be bound by the terms thereof that relate to the owner of the Project from and after the Effective Date, and, in particular, the terms of Section 504 of the Indenture, from and after the Effective Date. The Administrator (as defined in the Administration Agreement) is independent from and not under the domination of the New Owner or any entity comprising the New Owner, does not have any interest or business relationship, direct or indirect, in the New Owner or any entity comprising the New Owner nor does the New Owner have any interest or business relationship, direct or indirect, with the Administrator.

            1.4 The County hereby consents to the transfer of the Project to the New Owner, and the County and the Trustee acknowledge the satisfaction of the conditions to transfer set forth in Section 10 of the Regulatory Agreement. The County and the Trustee hereby release the Owner from any liability under the Bond Documents arising from and after the Effective Date, including, without limitation, the Owner's liabilities pursuant to Section 6.8 of the Loan Agreement; provided, however, the Owner shall be fully released from its obligation to pay principal and interest with respect to the Developer Note whether or not such obligation arose prior to the Effective Date.

      2.    No Defaults.

            2.1 The Owner represents, warrants and covenants for the benefit of the County and the Trustee only and not for the benefit of the New Owner that
(i) no event of default or default (as such terms are used in the Bond Documents) has occurred under the Bond Documents, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute an event of default or default under the Bond Documents, (ii) all amounts owing under the Bond Documents are current and (iii) it has not received any notice of default relating to amounts owing under the Bond Documents.

            2.2 The Owner expressly represents for the benefit of the County and the Trustee only and not for the benefit of the New Owner that at all times during the period of its ownership of the Project, not less than 20 percent of the units in the Project have been continuously occupied by or held available for occupancy by Lower Income Tenants at Affordable Rents (as such terms are defined in the Regulatory Agreement), and at least half of such units have been occupied by or held available for occupancy by Very Low Income Tenants at Affordable Rents (as such terms are defined in the Regulatory Agreement), as required by Section 4 of the Regulatory Agreement.

            2.3 The Trustee represents that (i) no event of default or default (as such terms are defined in the Bond Documents) has occurred under the Bond Documents, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute an event of default or default under the Bond Documents, (ii) all amounts owing under the Bond Documents payable to the Trustee are current and (iii) the Trustee has not given any notice of default relating to amounts owing under the Bond Documents.

            2.4 The County represents that it has received no information which would cause it to believe that an event of default or a default (as such terms are defined in the Bond Documents) has occurred or with the giving of notice or passage of time, or both, would occur under the Bond Documents.

      3.    Amendment to Regulatory Agreement.

            3.1 The parties hereto agree that the Qualified Project Period shall be amended to provide that the Qualified Project Period shall expire no earlier than December 1, 2006.

      4. Indemnity. The Casden Operating Partnership (including its general partner) agrees to guarantee the New Owner's obligations, from and after the Effective Date for only claims that are caused by actions or inactions from and after the Effective Date, under Section 6.8 of the Loan Agreement. In the event a request for payment by the County or the Trustee under Section 6.8 of the Loan Agreement is not honored within thirty (30) days of such request, The Casden Operating Partnership will pay the amount due within thirty (30) days of receipt of the request for payment. All requests for payment shall be submitted to Casden at 9090 Wilshire Boulevard, Third Floor, Beverly Hills, California 90211,
Attention: Henry C. Casden.

      5.    Miscellaneous.

            5.1 The New Owner agrees to pay all costs and expenses incurred by the County and the Trustee, including legal fees and expenses of their respective counsel, in connection with the transfer of the Project to the New Owner and in connection with the associated assumptions of the Bond Documents and related actions.

            5.2 All correspondence and notices given or required to be given under the Bond Documents may be addressed to the New Owner as follows:

      Casden Lakes LP
      c/o Casden Properties
      9090 Wilshire Boulevard, Third Floor
      Beverly Hills, California  90211
      Attention:  Henry C. Casden

      5.3 Except as expressly set forth herein, the Bond Documents are not altered, amended or modified by reason of this Assumption Agreement, and the Bond Documents shall remain in full force and effect and their validity and enforceability are hereby ratified and confirmed.

      5.4 This Assumption Agreement shall be binding upon the parties hereto, and upon their successors in interest and assigns.

      5.5 This Assumption Agreement may be executed in counterparts, each of which shall be deemed an original upon execution.

      5.6 This Assumption Agreement shall be effective on the date of recordation in the Official Records of this Assumption Agreement and of the grant deed transferring ownership of the Project to the New Owner (the "Effective Date").

      IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement as of the date first above written.

                                    "NEW OWNER"

                                    CASDEN LAKES LP, a Delaware limited
                                    partnership

                                    By:   Casden Lakes G.P., a Delaware
                                          Corporation

                                          By:   /s/ Henry C. Casden
                                                --------------------
                                                Henry C. Casden, President


                                    "OWNER"

                                    THE LAKES JOINT VENTURE, a California
                                      general partnership

                                    By:   PAINEWEBBER DEVELOPMENT PARTNERS
                                          FOUR, LTD., a Delaware corporation,
                                          a general partner

                                    By:   Fourth Development Fund, Inc., its
                                            general partner

                                                By:   /s/ Celia Deluga
                                                      -----------------
                                                      Title:  Vice President


                                    By:   DEVELOPMENT PARTNERS, INC., a
                                          Delaware corporation, a general
                                            partner

                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                     Title:  Vice President

                                    "TRUSTEE"

                                    U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                    Trustee


                                    By:   /s/ Jim Meyers
                                          ---------------
                                          Authorized Officer


                                    "COUNTY"

                                    COUNTY OF ORANGE, CALIFORNIA, as County

                                    By:   /s/ Thomas L. Beckett
                                          ---------------------
                                          Thomas L. Beckett
                                          Public Finance Manager

APPROVED AS TO FORM:

LAURENCE M. WATSON, COUNTY COUNSEL


By:   /s/ Robert O. Austin
      --------------------
      Deputy County Counsel

Dated: August 10, 1998

                                    "CASDEN OPERATING PARTNERSHIP"

                                    CASDEN PROPERTIES OPERATING PARTNERSHIP,
                                    L.P., a Delaware limited partnership


                                    By:   Casden Properties, Inc., a
                                          California corporation, as General
                                             Partner

                                          By:   /s/ Henry C. Casden
                                                --------------------
                                                President



                                          By:   ______________________________
                                                Secretary

      RECORDING REQUESTED BY

      WHEN RECORDED MAIL TO
      AND MAIL TAX STATEMENTS TO


NAME        Casden Lakes LP

ADDRESS     9090 Wilshire Boulevard

CITY        Beverly Hills
STATE & ZIP California, 90211

--------------------------------------------------------------------------------
APN Numbers:  410-511-02 through 410-511-18

                                  GRANT DEED

IN ACCORDANCE WITH SECTION 11932 OF THE CALIFORNIA REVENUE AND TAXATION CODE, GRANTOR HAS DECLARED THE AMOUNT OF THE TRANSFER TAX WHICH IS DUE BY SEPARATE STATEMENT WHICH IS NOT BEING RECORDED WITH THIS GRANT DEED.


FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

      The Lakes Joint Venture, a California general partnership

hereby GRANT(s) to:

      Casden Lakes LP, a Delaware limited partnership

certain real property located in the City of Costa Mesa, County of Orange, State of California as more particularly described in Exhibit A attached hereto, subject to and having the benefit of matters of record to the extent in effect.



Dated  August 19, 1998                        The  Lakes   Joint Venture

                                          By:   PaineWebber Development
                                                Partners Four, Ltd.

                                                By:   Fourth Development Fund,
                                                      Inc., its general partner

                                                By:  /s/ Celia Deluga
                                                     ----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

                                          By:   Lakes DP, Inc.

                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

                                 BILL OF SALE


      This Bill of Sale is made as of this 20th day of August, 1998 from The Lakes Joint Venture, a California general partnership, having an office at c/o PaineWebber Properties, Incorporated, 265 Franklin Street, Boston, Massachusetts 02110 (the "Seller") to Casden Lakes LP, a Delaware limited partnership, having an office at 9090 Wilshire Boulevard, Beverly Hills, California 90211 (the "Purchaser").

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby sell, deliver, transfer, set over and assign unto Purchaser all of its right, title and interest, if any, in and to all personal property owned by Seller and located at the real property (the "Real Property") commonly known as The Lakes at South Coast Apartments, Costa Mesa, California (collectively, the "Personal Property"), including, without limitation, all of Seller's right, title and interest, if any, in and to:

            (a)   All fixtures and improvements located on the Real Property;

            (b) All appurtenances, privileges, easements, franchises and tenements of the Real Property, including (to the extent not previously reserved by any prior grantor of the Real Property) all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Real Property, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Real Property;

            (c) All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Real Property, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment; and

            (d) All building materials, equipment, work in process or other personal property of any kind now located on the Real Property, which have been acquired for the purpose of being delivered to, incorporated into or installed in or about the Real Property.

      The Personal Property is conveyed in its "as is" condition without express or implied warranty of any kind or nature, to have and to hold the same unto Purchaser and the Purchaser's successors and assigns, forever.


      EXECUTED UNDER SEAL as of the date first written above.

                                    THE LAKES JOINT VENTURE

                                    By:   PaineWebber Development Partners
                                          Four, Ltd.

                                          By:   Fourth Development Fund,
                                                Inc., its general partner


                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President


                                                By:   ________________________
                                                      Name:
                                                      Title:

                                    BY:   Lakes DP, Inc.


                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

              ASSIGNMENT OF TENANT LEASES AND SECURITY DEPOSITS



            THIS ASSIGNMENT OF TENANT LEASES AND SECURITY DEPOSITS ("Assignment") is made and entered into effective this 20th day of August, 1998, by and between THE LAKES JOINT VENTURE, a California general partnership ("Assignor") and CASDEN LAKES LP, a Delaware limited partnership ("Assignee").

            The parties enter into this Assignment on the basis of and in reliance upon the following facts:

      A. Assignor has conveyed contemporaneously herewith to Assignee that certain improved parcel of land located in Orange County, California, more particularly described on EXHIBIT "A" attached hereto and by this reference incorporated herewith (the "Property").

      B. Assignor has previously in its capacity as owner of the Property entered into occupancy leases at the Property, which are currently in force and effect, as described in EXHIBIT "B" attached hereto and by this reference incorporated herewith ("Leases").

      C. Assignor now desires to assign and transfer to Assignee all of the Leases, together with any security deposits paid pursuant to the terms thereof and listed on EXHIBIT "C" attached hereto and made a part hereof for all purposes, and Assignee desires to accept the Leases and all of Assignor's right, title, interest and obligations in, to and under the Leases, as set forth herein.

            NOW, THEREFORE, in consideration of (i) Ten Dollars ($10.00) and other good and valuable cash consideration and (ii) the mutual covenants and promises of the parties provided for herein, Assignor and Assignee agree as follows:

      1. Assignment. Assignor hereby assigns, transfers and conveys all of its right, title and interest in, to and under the Leases and any security deposits paid pursuant thereto as set forth on EXHIBIT "C" to Assignee.

      2. Assumption. Assignee hereby accepts said assignment and assumes all of the obligations of Assignor under the Leases from and after the date hereof.

IN WITNESS WHEREOF, the undersigned parties have executed this Assignment effective as of the 20th day of August, 1998.


                                    ASSIGNOR:

                              THE LAKES JOINT VENTURE

                              By:   PaineWebber Development Partners Four,
                                    Ltd.

                                    By:   Fourth Development Fund, Inc., its
                                          general partner

                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President

                                          By:   _________________________
                                                Name:
                                                Title:


                                    By:   Lakes DP, Inc.


                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President



                              ASSIGNEE:

                              CASDEN LAKES LP, a Delaware limited partnership

                              By: Casden Lakes GP LLC, a Delaware limited liability company, its general partner

                                    By:   Casden Lakes QRS Inc., a Delaware
                                          corporation, its managing member

                                          By:   /s/ Henry C. Casden
                                                --------------------
                                                Henry C. Casden, President

                    ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
             LICENSES, GUARANTIES, WARRANTIES, INTANGIBLE PROPERTY
                             AND UTILITY DEPOSITS

      This Assignment and Assumption of Contracts, Licenses, Guaranties, Warranties, Intangible Property and Utility Deposits (this "Agreement") is made and entered into as of this 20th day of August, 1998, by and between The Lakes Joint Venture, a California general partnership, ("Assignor"), and Casden Lakes LP, a California general partnership, ("Assignee").

                                  WITNESSETH:

      1. Assignment and Assumption. Assignor, for good and valuable consideration and pursuant to that certain Joint Escrow Instructions and Purchase and Sale Agreement by and between Assignor and Assignee, between Assignor and Assignee, (as amended to date the "Purchase Agreement"), the receipt and sufficiency of which is hereby acknowledged, does hereby sell, transfer, assign, convey, sign over and deliver to Assignee all right, title and interest of the Assignor in, to and under all of the contracts listed on Exhibit A (the "Contracts") and the utility deposits listed on Exhibit B and the intangible property, warranties, guaranties, indemnities, licenses and permits that exist in connection with the premises located in Costa Mesa, California commonly known as The Lakes at South Coast Apartments and all amendments, extensions and renewals thereof (the "Assigned Rights").

      Subject to the provisions of this Agreement, Assignee hereby accepts the foregoing assignment by Assignor and assumes all obligations of Assignor under the Assigned Rights which arise, accrue or mature after the date hereof.

      2. Indemnity. Assignee shall indemnify, defend and hold Assignor harmless and free and clear against, and reimburse Assignor for, any damage, loss, cost, expense (including reasonable attorneys' fees), claim, liability, obligation or debt resulting from, arising out of or in any way related to:

                  i) any obligations or liabilities of Assignor under the Contracts which mature, become due or accrue after the date hereof;

                  ii) performance to be made by the Assignor under the Contracts which performance was to be made by Assignor after the date hereof.

      3. Recourse. Assignee hereby acknowledges and agrees that this Agreement is made without recourse, warranty or representation of any kind whatsoever except as set forth herein or except as set forth in the Purchase Agreement, all of which shall survive the execution and delivery of this Assignment on the terms and conditions contained in the Purchase Agreement.

      4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF this General Assignment and Assumption Agreement has been executed as of the date first above written.

                              ASSIGNOR:

                              THE LAKES JOINT VENTURE

                              By:   PaineWebber Development Partners Four,
                                    Ltd.

                                    By:   Fourth Development Fund, Inc., its
                                          general partner


                                                By:  /s/ Celia Deluga
                                                     -----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President


                                          By:   ________________________
                                                Name:
                                                Title:

                                             BY:   Lakes DP, Inc.

                                                By:  /s/ Celia Deluga
                                                     ----------------
                                                      Name:  Celia Deluga
                                                      Title:  Vice President


                              ASSIGNEE:

                              CASDEN LAKES LP, a Delaware limited partnership

                              By: Casden Lakes GP LLC, a Delaware limited liability company, its general partner

                                    By:   Casden Lakes QRS Inc., a Delaware
                                          corporation, its managing member

                                          By:   /s/ Henry C. Casden
                                                --------------------
                                                Henry C. Casden, President

                           CERTIFICATE OF THE OWNER




      THIS CERTIFICATE is given this 20th day of August, 1998 by The Lakes Joint Venture, a California general partnership (the "Owner"), pursuant to that certain Assignment and Assumption Agreement dated as of August 1, 1998 (the "Assumption Agreement") by and among the Owner, the County of Orange, California (the "County"), Casden Lakes LP, a Delaware limited partnership (the "New Owner"), Casden Properties Operating Partnership, L.P., a Delaware limited partnership, and U.S. Bank Trust National Association, as successor Trustee (the "Trustee").

      The Owner hereby represents as follows:

      1. The undersigned has executed the Assumption Agreement as the owner of the Project. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Assumption Agreement.

      2. The Owner has all necessary powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to enter into the Assumption Agreement, and all documents and agreements ancillary to the foregoing to which the Owner is a party.

      3. The Assumption Agreement has been duly executed and is a valid and binding agreement of the Owner.

      4. The execution, delivery and performance by the Owner of the Assumption Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Owner and will not result in the creation of any lien or other encumbrance on any asset of the Owner.

      5. No consent or approval is required to be obtained from, and no action need be taken by, or document filed with, any governmental body in connection with the execution, delivery and performance of the Assumption Agreement or, if any such action is required, the same has been duly taken, is in full force and effect and constitutes valid and sufficient authorization therefor.

      6. There is no action, investigation or proceeding pending, or, to the best of the Owner's knowledge, threatened against or affecting the Owner which would adversely affect the Owner's ability to execute and deliver the Assumption Agreement and to perform its obligations thereunder or the legality, validity or enforceability of the Assumption Agreement.

      7. The Owner has performed and complied with all agreements and conditions required to be performed or complied with by the Owner under the terms of the Bond Documents prior to or on the Effective Date of the Assumption Agreement in connection with or relating to the transfer of the Project to the New Owner.

      8. The purchase price stated in the Purchase Agreement represents the Project's fair market value as of the date of execution of such Purchase Agreement.

      9. There is no agreement, express or implied, that will alter the terms of payment or the principal amount of the Bonds as a result of the transfer of the Project to the New Owner.

      10. The representations set forth herein may be relied upon by the County and the Trustee and by Stradling Yocca Carlson & Rauth in rendering its opinion dated the date of transfer of the Project. The representations set forth in this Certificate are not made for the benefit of New Owner and may not be relied upon by New Owner.

                              THE LAKES JOINT VENTURE, a California general partnership


                              By:   PAINEWEBBER DEVELOPMENT PARTNERS FOUR,
                                    LTD., a Delaware corporation, a general
                                    partner

                                    By:   Fourth Development Fund, Inc.,
                                          its general partner


                                          By:  /s/ Celia Deluga
                                               ----------------
                                          Title:  Vice President

                              By: DEVELOPMENT PARTNERS, INC., a Delaware corporation, a general partner


                                          By:  /s/ Celia Deluga
                                               ----------------
                                          Title:  Vice President

Commonwealth Land Title Company
West 6th Street, 4th Floor, Los Angeles, CA  90017              REVISION NO. 14
===============================================================================
SELLER'S SETTLEMENT STATEMENT
Escrow No.:  18626
===============================================================================
SELLER:              The Lakes Joint Venture

PROPERTY:            The Lakes at South  Coast Apt.  Costa  Mesa,
                     Costa Mesa, California

ESCROW OFFICER:      Lee Mellen

DATE:                August 20, 1998
                                                  DEBIT           CREDIT
                                                  -----           ------

TOTAL CONSIDERATION                                            $114,000,000.00
Exp16730.76 sur 20712.31                                             37,443.07
EXISTING LOAN                                 75,600,000.00

PAYOFF
Citicorp Real Estate
   Principal balance-Loan No     7,733,462.27
   Deposit balance              -2,135,759.29
   Atty. fees                        3,055.00
                                -------------  5,600,757.98

BROKER'S COMMISSION
Commission   EASTDIL REALTY COMPANY, LLC       2,458,360.00

PRORATIONS
COUNTY TAXES          FROM 07/01/98 TO 08/20/98   82,961.23
Adjust Security Deposits                         565,584.00
Adjust collected rent FROM 07/01/98 TO 08/20/98  311,567.13
Prepaid rent                                      34,662.66
Roof credit                                      530,000.00
Credit for Appliances                            533,238.75

ESCROW FEES, TITLE CHARGES
Settlement Charge                                  1,500.00
CLTA PORTION OWNERS POLICY                        45,600.00

RECORDING FEES, TRANSFER TAXES
Documentary Transfer Tax 1/2                      21,120.00

ADDITIONAL CHARGES
Credit Buyer for Painting                         75,929.20
Credit Buyer for Termite Inspection                2,500.00
Adjust Interest on Loan                           96,105.21

RESERVES
PROCEEDS DUE SELLER                           28,077,556.91
                                            ---------------    ---------------
                                            $114,037,443.07    $114,037,443.07

                        ACKNOWLEDGE AND APPROVED:

                        BY:   Celia Deluga
                              ------------

                        DATE:  8/20/98